IRELAND

Exhibit 10.27D

JAZZ PHARMACEUTICALS PLC
Notice of Grant of Stock Options    ID:
and Option Agreement
[Name]    Option Number:
[Address]    Plan:    2007

Effective [date], you have been granted a Stock Option to buy [number] Ordinary Shares of JAZZ PHARMACEUTICALS PLC (the Company) at $[price] per Ordinary Share.
The total option exercise price of the Ordinary Shares granted is $[price].
Ordinary Shares in each period will become fully vested on the date shown.
Ordinary Shares    Vest Type    Full Vest    Expiration
[number of shares]    [schedule of vesting]    [fully-vested date]    [expiration date]
By your signature and the Company's signature below, you and the Company agree that these options are granted under and governed by the terms and conditions of the Company's 2007 Equity Incentive Plan as amended (the “Plan”) and the Option Agreement, all of which are attached and made a part of this document.
Data Protection: By your signature, you acknowledge, understand and agree that in signing this Option Grant Notice you consent to the Company and any Affiliate sharing and exchanging your information held in order to administer and operate the Plan (including personal details, data relating to participation, salary, taxation and employment and sensitive personal data e.g. data relating to physical or mental health, criminal conviction or the alleged commission of offences) (the “Information”) and you further consent to the Company and any Affiliate providing the Company’s or Affiliates’ agents and/or third parties with the Information for the administration and operation of the Plan. You accept that this may involve the Information being sent to a country outside the European Economic Area which may not have the same level of data protection laws as Ireland. You acknowledge that you have the right to request a list of the names and addresses of any potential recipients of the Information and to review and correct the Information by contacting your local human resources representative. You further acknowledge that the collection, processing and transfer of the Information is important to Plan administration and that failure to consent to same may prohibit participation in the Plan.
By your signature, you also acknowledge receipt of, and understand and agree to, this Option Grant Notice, the Option Agreement and the Plan. You acknowledge and agree that this Option Grant Notice and the Option Agreement may not be modified, amended or revised except in a writing signed by you and a duly authorized officer of the Company or except as otherwise provided in the Option Agreement. You further acknowledge that as of the Date of Grant, this Option Grant Notice, the Option Agreement, and the Plan set forth the entire understanding between you and the Company regarding the acquisition of Ordinary Shares of the Company and supersede all prior oral and written agreements, promises and/or representations on that subject with the exception of (i) options previously granted and delivered to you under the Plan, (ii) any other specific written agreement between you and the Company and (iii) any compensation recovery policy that is adopted by the Company or is otherwise

732770 v7/SD

required by applicable law. By accepting this option, you consent to receive Plan documents by electronic delivery and to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

_______________________________________	_______________________________________
JAZZ PHARMACEUTICALS PLC	Date

_______________________________________	_______________________________________
[Name]	Date

Date:
Time:

732770 v7/SD

JAZZ PHARMACEUTICALS PLC
2007 EQUITY INCENTIVE PLAN

OPTION AGREEMENT
Pursuant to your Stock Option Grant Notice (“Grant Notice”) and this Option Agreement, Jazz Pharmaceuticals plc (the “Company”) has granted you an option under its 2007 Equity Incentive Plan (the “Plan”) to purchase the number of Ordinary Shares indicated in your Grant Notice at the exercise price indicated in your Grant Notice. The option is granted to you effective as of the date of grant set forth in the Grant Notice (the “Date of Grant”). Except as otherwise explicitly provided herein, if there is any conflict between the terms in this Option Agreement and the Plan, the terms of the Plan will control. Capitalized terms not explicitly defined in this Option Agreement or in the Grant Notice but defined in the Plan shall have the same definitions as in the Plan.
The details of your option, in addition to those set forth in the Grant Notice and the Plan, are as follows:
1.VESTING. Subject to Section 10 and the limitations contained herein, your option will vest as provided in your Grant Notice, provided that vesting will cease upon the termination of your Continuous Service.
2.    NUMBER OF SHARES AND EXERCISE PRICE. The number of Ordinary Shares subject to your option and your exercise price per Ordinary Share referenced in your Grant Notice may be adjusted from time to time for Capitalization Adjustments.
3.    EXERCISE RESTRICTION FOR NON-EXEMPT EMPLOYEES. If you are or become an Employee in the U.S. eligible for overtime compensation under the Fair Labor Standards Act of 1938, as amended (that is, a “Non-Exempt Employee”), and except as otherwise provided in the Plan, you may not exercise your option until you have completed at least six (6) months of Continuous Service measured from the Date of Grant, even if you have already been an employee for more than six (6) months. Consistent with the provisions of the Worker Economic Opportunity Act, you may exercise your option as to any vested portion prior to such six (6) month anniversary in the case of (i) your death or disability, (ii) a Corporate Transaction in which your option is not assumed, continued or substituted, (iii) a Change in Control or (iv) your termination of Continuous Service on your “retirement” (as defined in the Company’s benefit plans).
4.    METHOD OF PAYMENT. You must pay the full amount of the exercise price for the Ordinary Shares you wish to exercise. You may pay the exercise price in cash or by check, bank draft or money order payable to the Company (subject to Section 5) or in one or more of the following manners:
(a)    Provided that at the time of exercise the Ordinary Shares are publicly traded, pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of Ordinary Shares, results in either the receipt of cash (or check) by the

Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds. This manner of payment is also known as a “broker-assisted exercise”, “same day sale”, or “sell to cover”.
(b)    Provided that at the time of exercise the Ordinary Shares are publicly traded, by delivery to the Company (either by actual delivery or attestation) of already-owned Ordinary Shares that are owned free and clear of any liens, claims, encumbrances or security interests, and that are valued at Fair Market Value on the date of exercise. “Delivery” for these purposes, in the sole discretion of the Company at the time you exercise your option, will include delivery to the Company of your attestation of ownership of such Ordinary Shares in a form approved by the Company. You may not exercise your option by delivery to the Company of Ordinary Shares if doing so would violate the provisions of any law, regulation or agreement restricting the redemption of the Ordinary Shares.
5.    PAYMENT OF PAR (NOMINAL) VALUE. To the extent that any Ordinary Shares issued upon exercise of your option are newly issued Ordinary Shares, you must pay in cash or by check, bank draft or money order payable to the Company an amount equal to the par value of such number of newly issued Ordinary Shares (rounded up to the nearest whole cent).
6.    WHOLE SHARES. You may exercise your option only for whole Ordinary Shares.
7.    SECURITIES LAW COMPLIANCE. Notwithstanding anything to the contrary contained herein, you may not exercise your option unless the Ordinary Shares issuable upon such exercise are then registered under the Securities Act or, if such Ordinary Shares are not then so registered, the Company has determined that such exercise and issuance would be exempt from the registration requirements of the Securities Act. The exercise of your option also must comply with other applicable laws and regulations governing your option, and you may not exercise your option if the Company determines that such exercise would not be in material compliance with such laws and regulations.
8.    TERM. You may not exercise your option before the commencement or after the expiration of its term. The term of your option commences on the Date of Grant and expires, subject to the provisions of Section 5(g) of the Plan, upon the earliest of the following:
(a)    three (3) months after the termination of your Continuous Service for any reason other than your Disability or death (except as otherwise provided in Section 8(c) below); provided, however, that if during any part of such three (3) month period your option is not exercisable solely because of the condition set forth in the section above relating to “Securities Law Compliance,” your option will not expire until the earlier of the Expiration Date or until it has been exercisable for an aggregate period of three (3) months after the termination of your Continuous Service; provided further, that if (i) you are a Non-Exempt Employee, (ii) your Continuous Service terminates within six (6) months after the Date of Grant, and (iii) you have vested in a portion of your option at the time of your termination of Continuous Service, your option will not expire until the earlier of (x) the later of (A) the date that is seven (7) months after the Date of Grant, and (B) the date that is three (3) months after the termination of your Continuous Service, and (y) the Expiration Date;

(b)    twelve (12) months after the termination of your Continuous Service due to your Disability (except as otherwise provided in Section 8(c) below);
(c)    eighteen (18) months after your death if you die either during your Continuous Service or within three (3) months after your Continuous Service terminates;
(d)    the Expiration Date indicated in your Grant Notice; or
(e)    the day before the tenth (10th) anniversary of the Date of Grant.
9.    EXERCISE.
(a)    You may exercise the vested portion of your option during its term by (i) delivering a Notice of Exercise (in a form designated by the Company) or completing such other documents and/or procedures designated by the Company for exercise and (ii) paying the exercise price and any applicable withholding taxes to the Company’s Secretary, stock plan administrator, or such other person as the Company may designate, together with such additional documents as the Company may then require.
(b)    By exercising your option you agree that, as a condition to any exercise of your option, the Company may require you to enter into an arrangement providing for the payment by you to the Company of any tax withholding obligation of the Company arising by reason of (i) the exercise of your option or (ii) the disposition of Ordinary Shares acquired upon such exercise.
10.    CHANGE IN CONTROL.
(a)    If your Continuous Service terminates either within twelve (12) months following or one (1) month prior to the effective date of a Change in Control due to an Involuntary Termination Without Cause, the vesting and exercisability of your option shall be accelerated in full.
(b)    For purposes of this Option Agreement, “Involuntary Termination Without Cause” means the involuntary termination of your Continuous Service for reasons other than death, Disability, or Cause. For this purpose, “Cause” means that, in the reasonable determination of the Company, you have (i) committed an intentional act or acted with gross negligence that has materially injured the business of the Company; (ii) intentionally refused or failed to follow lawful and reasonable directions of the Board or the appropriate individual to whom you report; (iii) willfully and habitually neglected your duties for the Company; or (iv) been convicted of any criminal offence (other than an offence under any road traffic legislation in Ireland, the United Kingdom or elsewhere for which a fine or non-custodial penalty is imposed) or any offence under any regulation or legislation relating to insider dealing, fraud or dishonesty that is likely to inflict or has inflicted material injury on the business of the Company. Notwithstanding the foregoing, Cause shall not exist based on conduct described in clause (ii) or (iii) unless the conduct described in such clause has not been cured within fifteen (15) days following your receipt of written notice from the Company specifying the particulars of the conduct constituting Cause. Any determination by the Company (or an Affiliate, if applicable) that your Continuous Service was terminated by reason of dismissal without Cause for the purposes of this Option Agreement shall have no effect upon any determination of the rights or obligations of you or the Company for any other purpose.
11.    TRANSFERABILITY. Your option is not transferable, except to your legal personal representatives in the event of your death, and is exercisable during your life only by you.
12.    OPTION NOT A SERVICE CONTRACT. Your option is not an employment or service contract, and nothing in your option shall be deemed to create in any way whatsoever any obligation on your part to continue in the employ of the Company or an Affiliate, or of the Company or an Affiliate to continue your employment, subject to applicable law. In addition, nothing in your option shall obligate the Company or an Affiliate, their respective shareholders, Boards of Directors, Officers or Employees to continue any relationship that you might have as a Director or Consultant for the Company or an Affiliate, subject to applicable law.
13.    WITHHOLDING AND TAX PAYMENT OBLIGATIONS.
(a)    At the time you exercise your option, in whole or in part, and at any time thereafter as requested by the Company, you hereby authorize withholding from payroll and any other amounts payable to you, and otherwise agree to make adequate provision for (including by means of a “same day sale” pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board to the extent permitted by the Company), any sums required to satisfy the tax or social security withholding obligations of the Company or an Affiliate, if any, which arise in connection with the exercise of your option.
(b)    You may not exercise your option unless the tax and social security withholding obligations of the Company and/or any Affiliate are satisfied. Accordingly, you may not be able to exercise your option when desired even though your option is vested, and the Company shall have no obligation to issue a certificate for such Ordinary Shares or release such Ordinary Shares from any escrow provided for herein unless such obligations are satisfied.
(c)    Any tax liabilities that the Company or an Affiliate is not obliged to withhold shall be your sole responsibility.
14.    TAX CONSEQUENCES. You hereby agree that the Company does not have a duty to design or administer the Plan or its other compensation programs in a manner that minimizes your tax liabilities. You will not make any claim against the Company, or any of its Officers, Directors, Employees or Affiliates related to tax liabilities arising from your option or your other compensation.
15.    NOTICES. Any notices provided for in your option or the Plan will be given in writing (including electronically) and will be deemed effectively given upon receipt or, in the case of notices delivered by mail by the Company to you, fourteen (14) days after deposit in the United States mail, postage prepaid, addressed to you at the last address you provided to the Company. The Company may, in its sole discretion, decide to deliver any documents related to participation in the Plan and this option by electronic means or to request your consent to participate in the Plan by electronic means. By accepting this option, you consent to receive such documents by electronic delivery and to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.
16.    GOVERNING PLAN DOCUMENT AND AMENDMENTS. Your option is subject to all the provisions of the Plan, the provisions of which are hereby made a part of your option, and is further subject to all interpretations, amendments, rules and regulations, which may from time to time be promulgated and adopted pursuant to the Plan. Notwithstanding anything in the Plan to the contrary and to the extent permitted by applicable law, you hereby acknowledge and agree that this Option Agreement may be amended without your consent if the Board determines, in its discretion, that such amendment is necessary for legal, regulatory or tax reasons due to a change in the entity for which you render service. Except as otherwise explicitly provided herein, in the event of any conflict between the provisions of your option and those of the Plan, the provisions of the Plan shall control.